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                                                                  EXHIBIT 99.8




                                  MILACRON INC.
                             SHARES OF COMMON STOCK
                      OFFERED PURSUANT TO RIGHTS GRANTED TO
                         RECORD HOLDERS OF MILACRON INC.


TO PARTICIPANTS IN THE MILACRON RETIREMENT SAVINGS PLAN (THE "401(k) PLAN"):

         Enclosed for your consideration is a prospectus, dated    ,2004 (the
"Prospectus"), relating to a rights offering (the "Rights Offering") by Milacron Inc. (the "Company") of shares of its common stock pursuant to subscription rights (the "Rights") granted to all holders of record of shares of its common stock (other than any common stock received upon conversion of the Company's 6.0% Series B Convertible Preferred Stock) as of 5:00 p.m., New York City time,
on     ,2004 (the "Record Date"). The Rights are described in the Company's
Prospectus. This letter and the attached Frequently Asked Questions are designed to give you some of the information from the Prospectus in a convenient way. They are not, however, intended as a substitute for the information contained in the Prospectus. You should read the Prospectus and all accompanying documents carefully.

         AS A PARTICIPANT IN THE 401(k) PLAN WITH THE COMPANY'S COMMON STOCK ALLOCATED TO YOUR ACCOUNT AS OF THE RECORD DATE, YOU ARE BEING OFFERED AN OPPORTUNITY TO PARTICIPATE IN THE RIGHTS OFFERING. TO ENABLE PUTNAM FIDUCIARY TRUST COMPANY, AS TRUSTEE (THE "TRUSTEE" OR "PUTNAM"), TO EXERCISE THE RIGHTS ALLOCATED TO YOUR ACCOUNT, A PROPERLY COMPLETED 401(k) PLAN PARTICIPANT ELECTION FORM MUST BE RECEIVED BY THE TRUSTEE AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING.

         IF YOU ELECT TO EXERCISE ANY RIGHTS, YOU MUST ENSURE THAT THE TOTAL AMOUNT OF THE FUNDS REQUIRED FOR SUCH EXERCISE IS MAINTAINED IN THE PUTNAM MONEY MARKET FUND (AN EXISTING INVESTMENT FUND UNDER THE 401(k) PLAN) AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING. ONE BUSINESS DAY BEFORE THE EXPIRATION DATE OF THE RIGHTS OFFERING, THE TRUSTEE WILL TRANSFER THESE FUNDS FROM YOUR PUTNAM MONEY MARKET FUND ACCOUNT AND USE SUCH FUNDS TO PARTICIPATE IN THE RIGHTS OFFERING ON YOUR BEHALF.

         As described in the Prospectus, 0.452 Rights will be allocated to your 401(k) plan account for each share of common stock allocated to your 401(k) plan account as of 5:00 p.m., New York City time, on the Record Date. Each Right is exercisable for one share of our common stock. You have been allocated the number of Rights referred to on your 401(k) Plan Participant Election Form.




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         See the enclosed Prospectus and the attached Frequently Asked Questions for further information regarding your participation in the Rights Offering.

         AN INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THE PROSPECTUS BEFORE DECIDING WHETHER OR NOT TO EXERCISE YOUR RIGHTS.

         Any questions or requests for assistance concerning the rights offering should be directed to Innisfree M&A Incorporated, the information agent. Shareholders in the U.S. or Canada should call 1-877-825-8631 (toll-free). Shareholders outside the U.S. and Canada should call 1-646-822-7426.

         Any questions or requests for assistance concerning your 401(k) plan account should be directed to Putnam Fiduciary Trust Company, the 401(k) plan trustee and recordkeeper, at 1-800-873-0383.



                               [      ], 2004



THIS NOTICE CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.








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            FREQUENTLY ASKED QUESTIONS REGARDING THE RIGHTS OFFERING
                    AND THE MILACRON RETIREMENT SAVINGS PLAN


Q-1: HOW WILL I KNOW HOW MANY RIGHTS HAVE BEEN ALLOCATED TO ME BASED ON THE SHARES OF COMMON STOCK I HOLD IN MY ACCOUNT UNDER THE 401(K) PLAN?

A-1:     Shortly after   ,2004, the record date for the Rights Offering, we will
         arrange for all 401(k) plan participants for whose account the 401(k) plan holds shares of our common stock under the 401(k) plan as of the Record Date to receive the attached 401(k) Plan Participant Election Form, a copy of the Prospectus and other related materials. The 401(k) Plan Participant Election Form will indicate the number of Rights which have been allocated to your 401(k) plan account.

Q-2: WHO WILL DECIDE WHETHER OR NOT TO EXERCISE THE RIGHTS TO ACQUIRE ADDITIONAL SHARES OF COMMON STOCK FOR MY ACCOUNT UNDER THE 401(K) PLAN?

A-2: As a participant in the 401(k) plan, you will be able to direct the Trustee to exercise some or all of the Rights that have been allocated to your 401(k) account to purchase additional shares of our common stock.

Q-3: WILL I BE ABLE TO DIRECT THE TRUSTEE TO EXERCISE THE RIGHTS ALLOCATED TO MY ACCOUNT IF I AM LESS THAN FULLY VESTED UNDER THE 401(K) PLAN?

A-3: Yes, even though you are not fully vested in your account, you will have the sole power to determine whether or not you want to exercise any or all of the Rights allocated to you.

Q-4: WILL THE 401(K) PLAN'S NEW 25% LIMITATIONS ON THE COMPANY STOCK FUND RESTRICT THE EXERCISE OF MY RIGHTS?

A-4: No. The Rights are not restricted by the 401(k) plan's new 25% limitations regarding investments in the Company Stock Fund under the 401(k) plan which became effective July 1, 2004. Therefore, any common stock purchased through the Rights Offering will not be subject to the new 25% limitations. Please refer to your Milacron Bulletin dated June 16, 2004 regarding the new 25% limitations.

Q-5: IF I DO NOT HAVE ENOUGH CASH IN MY 401(K) ACCOUNT TO PURCHASE ALL OF THE SHARES OF COMMON STOCK AVAILABLE PURSUANT TO MY RIGHTS, CAN I PERSONALLY ACQUIRE ALL OF THE SHARES OF COMMON STOCK AVAILABLE?

A-5:     No.  The Rights cannot be transferred or sold.

Q-6:     CAN I LEND MONEY TO MY 401(K) ACCOUNT THAT CAN BE USED TO EXERCISE
         RIGHTS?

A-6:     No.


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Q-7:     WHEN IS THE EXPIRATION DATE OF THE RIGHTS OFFERING?

A-7:     As of 5:00 p.m., New York City time, on      ,2004 (unless extended by
         the Company as provided in the Prospectus).

Q-8: CAN I DIRECT THE TRUSTEE TO SELL MY INVESTMENTS IN OTHER INVESTMENT FUNDS HELD IN MY 401(K) ACCOUNT AND TO USE THE PROCEEDS TO PAY FOR SHARES OF COMMON STOCK THAT I WANT TO PURCHASE IN THE RIGHTS OFFERING UNDER THE RIGHTS THAT HAVE BEEN ALLOCATED TO MY ACCOUNT?

A-8: Yes you can, subject to the normal rules and procedures applicable under the 401(k) plan to the sale and transfer of investments among the offerings in the 401(k) plan. In order to do this, you should contact Putnam at 1-800-873-0383 or visit its website at www.ibenefitcenter.com. If you elect to exercise any Rights, you must ensure that the total amount of funds required for such exercise is maintained in the Putnam Money Market Fund (an existing investment fund under the 401(k) plan) at or prior to 5:00 p.m., New York City time, five business days before the expiration date of the Rights Offering
         (                    , 2004, assuming the expiration date is not
         extended by the Company). One business day before the expiration date of the Rights Offering, the Trustee will transfer these funds from your Putnam Money Market Fund account and use such funds to participate in the Rights Offering on your behalf.

Q-9:     IF I WANT TO EXERCISE MY RIGHTS, HOW DO I DO SO?

A-9: You should carefully read and follow the instructions for exercise contained in the accompanying information regarding the Rights Offering, including the section of the Prospectus entitled "The Rights Offering - Special Instructions for Participants in Our 401(k) Plan."

Q-10:    WHERE DO I SEND MY INSTRUCTIONS?

A-10: The 401(k) Plan Participant Election Form must be delivered to the Trustee, care of Innisfree M&A Incorporated, the information agent, at the address set forth below:

         By mail, hand delivery or overnight courier:

         Putnam Fiduciary Trust Company
         c/o Innisfree M&A Incorporated
         Re:  Milacron Rights Offering
         501 Madison Avenue, 20th Floor
         New York, NY 10022

         Delivery to an address or by a method other than that set forth above will not constitute valid delivery.




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Q-11:    WHEN IS THE ABSOLUTE LAST DATE BY WHICH I MUST DELIVER MY COMPLETED
         INSTRUCTIONS TO THE TRUSTEE SO THAT I CAN BE ASSURED THAT I WILL BE ABLE TO ACQUIRE THE SHARES OF COMMON STOCK I WANT TO PURCHASE FOR MY 401(K) ACCOUNT?

A-11: In order to give the Trustee the time it needs to complete the necessary paperwork so that it may exercise your Rights before the Rights Offering terminates, your completed documents must be received by the Trustee at or prior to 5:00 p.m., New York City time, five
         business days before the expiration date of the Rights Offering (     ,
         2004, assuming the expiration date is not extended by the Company). If you are sending your completed instructions to the Trustee by mail, please allow sufficient time for mail delays.

Q-12: WHEN IS THE ABSOLUTE LAST DATE BY WHICH I MUST ALLOCATE FUNDS TO THE PUTNAM MONEY MARKET FUND IN ORDER TO ACQUIRE THE SHARES OF COMMON STOCK I WANT TO PURCHASE PURSUANT TO THE RIGHTS THAT HAVE BEEN ALLOCATED TO MY 401(K) ACCOUNT?

A-12: If you elect to exercise some or all of your Rights, you must have sufficient funds in the Putnam Money Market Fund (an existing investment fund under the 401(k) plan) at or prior to 5:00 p.m., New York City time, five business days before the expiration date of the
         Rights Offering(    ,2004, assuming the expiration date is not extended
         by the Company) in order to satisfy the subscription price payable by you upon exercise of your Rights. One business day before the expiration date of the Rights Offering, the Trustee will transfer these funds from your Putnam Money Market Fund account and use such funds to participate on your behalf in the Rights Offering.

Q-13: WHAT IF I DO NOT HAVE SUFFICIENT FUNDS IN MY PUTNAM MONEY MARKET FUND ACCOUNT?

A-13: If you transfer insufficient funds into, or you transfer amounts out of, the Putnam Money Market Fund, including after the fifth business day before the expiration date of the Rights Offering (due to, for example, a fund transfer, loan, withdrawal or distribution) and therefore you do not have sufficient funds to exercise all of your Rights in accordance with your election, the Rights will be exercised to the maximum extent possible with the amount you have invested in your Putnam Money Market Fund account.

Q-14: WHAT IF THE PER SHARE PUBLIC TRADING MARKET PRICE OF THE COMPANY'S COMMON STOCK DECLINES AFTER I SUBMIT MY 401(K) PLAN PARTICIPANT ELECTION FORM TO THE TRUSTEE AND BEFORE THE TIME THAT THE TRUSTEE EXERCISES THE RIGHTS AND PURCHASES COMMON STOCK ON MY BEHALF?

A-14: Once you send to the Trustee the 401(k) Plan Participant Election Form, you may not revoke your exercise instructions, unless the Company subsequently materially amends the terms of the Rights Offering. If you elect to exercise your Rights, you should be aware that the market value of the Company's common stock may go up or down after you submit your 401(k) Plan Participant Election Form to the Trustee and before the time that common stock is purchased pursuant to the Rights and allocated to your account under the 401(k) plan. See the section of the Prospectus captioned "Risk factors - Risks Relating to the Rights Offering - Once you exercise your rights, you may not revoke your exercise."



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Q-15:    WILL ANY COMMISSIONS OR FEES BE CHARGED TO MY ACCOUNT UNDER THE 401(K)
         PLAN?

A-15: No. No commissions or fees will be charged on the exercise of Rights by the 401(k) plan to purchase the common stock under the Rights Offering. Accordingly, no commissions or fees will be charged to your account. If any administrative fees are charged, the Company will pay those fees.

Q-16: WHEN WILL THE COMMON STOCK BE ISSUED AND ALLOCATED TO MY ACCOUNT UNDER THE 401(K) PLAN?

A-16: As soon as administratively practicable after completion of the Rights Offering. See Q&A 18 for further details.

Q-17: WHEN CAN I TRANSFER OR SELL THE COMMON STOCK ALLOCATED TO MY ACCOUNT UNDER THE 401(K) PLAN?

A-17: Shares purchased through the Rights Offering are available for transfer after allocation to your Company Stock Fund account. The shares will be allocated on the date of receipt by the Trustee of the shares. See Q&A 18 for further details.

Q-18: WILL THE NORMAL TIME PERIODS FOR THE PURCHASE AND SALE OF COMMON STOCK IN THE COMPANY STOCK FUND APPLY TO THE RIGHTS OFFERING UNDER THE 401(K) PLAN?

A-18: No. It may take up to 10 business days (or longer) for the Trustee to receive the shares of common stock purchased pursuant to the Rights Offering. As a result, you temporarily will be unable to direct or diversify the common stock purchased for your individual account pursuant to the Rights Offering until such stock is received by the Trustee and allocated to your account. This temporary period, during which you will be unable to sell such common stock, is called a "blackout period." Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

         This blackout period for the 401(k) plan is expected to begin on     ,
         2004 and end up to 10 business days later (or longer). During this time, you can determine whether the blackout period has started or ended by contacting Putnam at 1-800-873-0383 or by checking your account at its website at www.ibenefitcenter.com.

         It is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify during the blackout period the common stock purchased pursuant to the Rights Offering. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. If Milacron common stock has wide price swings during the blackout period, you might have a large loss and you would not be able to direct the sale of such common stock purchased pursuant to the Rights Offering during the blackout period.


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         If you have any questions concerning this notice, you should contact
         Bill Kilcoyne, Corporate Benefits Manager, Milacron Inc., 2090 Florence Avenue, Cincinnati, Ohio 45206, (513) 487-5612.

Q-19: WILL PUTNAM NOTIFY ME WHEN THE SHARES ARE RECEIVED BY THE TRUSTEE AND ALLOCATED TO MY ACCOUNT?

A-19: Yes. Putnam will send a confirmation letter, via first class mail, to your last known address, after receipt by the Trustee of the shares and allocation of such shares to your account. Also, you can contact Putnam at 1-800-873-0383 or check your account at its website at www.ibenefitcenter.com.

Q-20: WILL THE RIGHTS OFFERING AFFECT THE NORMAL TIME PERIODS FOR THE PURCHASE AND SALE OF COMMON STOCK FOR MY 401(K) ACCOUNT?

A-20: No. Your ability to purchase and sell shares of common stock (other than the common stock purchased pursuant to the Rights Offering) for your 401(k) account are subject to the normal time periods under the 401(k) plan. The Rights Offering or blackout period will not affect your ability to sell common stock already allocated to your account or otherwise purchase common stock for your account (other than the common stock purchased pursuant to the Rights Offering).



                              [           ], 2004



THIS NOTICE CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


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